Exhibit 99.1

W. P. Carey Announces Second Quarter 2024 Financial Results

New York, NY – July 30, 2024 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a net lease real estate investment trust, today reported its financial results for the second quarter ended June 30, 2024.

Financial Highlights

2024 Second Quarter
Net income attributable to W. P. Carey (millions)	$142.9
Diluted earnings per share	$0.65

AFFO (millions)	$257.1
AFFO per diluted share	$1.17

•2024 AFFO guidance revised to between $4.63 and $4.73 per diluted share, based on anticipated full year investment volume of between $1.25 billion and $1.75 billion
•Second quarter cash dividend of $0.870 per share, equivalent to an annualized dividend rate of $3.48 per share

Real Estate Portfolio
•Investment volume of $641.0 million completed year to date, including $293.4 million during the second quarter and $67.3 million subsequent to quarter end
•Active capital investments and commitments of $38.0 million scheduled to be completed in 2024
•Gross disposition proceeds of $152.2 million during the second quarter, comprising:
◦Dispositions of $62.3 million under the Office Sale Program; and
◦Non-Office Sale Program dispositions of $89.9 million
•Company effectively completes strategic plan to exit the office assets within its portfolio
•Contractual same-store rent growth of 2.9%

Balance Sheet and Capitalization
•Issued €650 million of 4.25% Senior Unsecured Notes due 2032
•Issued $400 million of 5.375% Senior Unsecured Notes due 2034
•Repaid $500 million of 4.6% Senior Unsecured Notes due April 2024
•Subsequent to quarter end, repaid €500 million of 2.25% Senior Unsecured Notes due July 2024

W. P. Carey Inc. 6/30/2024 Earnings Release 8-K – 1

MANAGEMENT COMMENTARY

“Dispositions from our office exit strategy are now behind us and we have completed refinancing our two 2024 bond maturities, raising over a billion dollars of attractively priced debt. With our debt and equity needs this year already addressed, and as we further redeploy capital into new investments, we expect higher AFFO in the second half,” said Jason Fox, Chief Executive Officer of W. P. Carey. “Although we’re trimming our expectations for the full year — driven primarily by two larger-sized transactions that recently fell out of our pipeline — our liquidity remains at an all-time high, and we are very well positioned to close active deals and grow our pipeline, while taking advantage of what is typically a more active period around the end of the year.”

QUARTERLY FINANCIAL RESULTS

Note: Effective January 1, 2024, the Company no longer separately analyzes its business between real estate operations and investment management operations, and instead views the business as one reportable segment. As a result of this change, the Company has conformed prior period segment information to reflect how it currently views its business.

Revenues

•Revenues, including reimbursable costs, for the 2024 second quarter totaled $389.7 million, down 13.9% from $452.6 million for the 2023 second quarter.

◦Lease revenues decreased primarily as a result of executing the Company’s strategic plan to exit the office assets within its portfolio, including the NLOP Spin-Off in November 2023 and dispositions under the Office Sale Program during 2023 and the first half of 2024.

◦Income from finance leases and loans receivable decreased primarily as a result of the disposition of the U-Haul portfolio during the 2024 first quarter.

◦Operating property revenues decreased primarily as a result of the sale of eight hotel operating properties during 2023 and one during the 2024 second quarter (out of 12 hotel properties that converted from net lease to operating upon lease expiration during the 2023 first quarter).

Net Income Attributable to W. P. Carey

•Net income attributable to W. P. Carey for the 2024 second quarter was $142.9 million, down 1.2% from $144.6 million for the 2023 second quarter, due primarily to the impact of the NLOP Spin-Off and dispositions under the Office Sale Program, and impairment charges recognized during the current year period, partly offset by higher gain on sale of real estate.

Adjusted Funds from Operations (AFFO)

•AFFO for the 2024 second quarter was $1.17 per diluted share, down 14.0% from $1.36 per diluted share for the 2023 second quarter, primarily reflecting the impact of the NLOP Spin-Off and dispositions under the Office Sale Program, as well as certain lease restructurings and property vacancies.

Note: Further information concerning AFFO, which is a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

Dividend

•On June 13, 2024, the Company reported that its Board of Directors declared a quarterly cash dividend of $0.870 per share, equivalent to an annualized dividend rate of $3.48 per share. The dividend was paid on July 15, 2024 to shareholders of record as of June 28, 2024.

W. P. Carey Inc. 6/30/2024 Earnings Release 8-K – 2

AFFO GUIDANCE

•The Company has lowered its guidance range for the 2024 full year by two cents per diluted share, primarily reflecting lower expectations for investment volume and self-storage operating portfolio NOI, and currently expects to report AFFO of between $4.63 and $4.73 per diluted share based on the following key assumptions:

(i)    investment volume of between $1.25 billion and $1.75 billion, which has been lowered by $250 million;

(ii)    disposition volume of between $1.2 billion and $1.4 billion, which is unchanged, including:

(a)    completion of the Company’s strategic plan to exit office, including asset sales under the Office Sale Program totaling approximately $550 million;

(b) completion of the U-Haul purchase option during the 2024 first quarter, which generated gross proceeds of $464 million; and

(c)    other dispositions totaling between $150 million and $350 million;

(iii) total general and administrative expenses lowered to between $98 million and $101 million.

Note: The Company does not provide guidance on net income. The Company only provides guidance on AFFO and does not provide a reconciliation of this forward-looking non-GAAP guidance to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliation as a result of their unknown effect, timing and potential significance. Examples of such items include impairments of assets, gains and losses from sales of assets, and depreciation and amortization from new acquisitions.

REAL ESTATE

Investments

•Year to date, the Company completed investments totaling $641.0 million, including $293.4 million during the 2024 second quarter and $67.3 million subsequent to quarter end.

•The Company currently has two capital investments and commitments totaling $38.0 million scheduled to be completed during 2024.

Dispositions

•During the 2024 second quarter, the Company disposed of 12 properties for gross proceeds totaling $152.2 million, comprising:

◦The disposition of three properties under the Office Sale Program for gross proceeds totaling $62.3 million, and

◦The disposition of nine non-Office Sale Program properties for gross proceeds totaling $89.9 million.

•The Company has effectively completed the strategic plan it announced on September 21, 2023 to exit the office assets within its portfolio through (i) the spin-off of 59 office properties into Net Lease Office Properties, a separate publicly-traded REIT, which was completed on November 1, 2023 (the NLOP Spin-Off), and (ii) the disposition of 85 properties retained by W. P. Carey under the Office Sale Program.

◦As of July 30, 2024, one asset (representing 45 basis points of ABR) was under a binding contract for sale scheduled to close in December 2024, which will complete the Company’s Office Sale Program.

W. P. Carey Inc. 6/30/2024 Earnings Release 8-K – 3

Contractual Same-Store Rent Growth

•As of June 30, 2024, contractual same store rent growth was 2.9% year over year, on a constant currency basis.

Composition

•As of June 30, 2024, the Company’s net lease portfolio consisted of 1,291 properties, comprising 170 million square feet leased to 346 tenants, with a weighted-average lease term of 12.0 years and an occupancy rate of 98.8%. In addition, the Company owned 89 self-storage operating properties, four hotel operating properties and two student housing operating properties, totaling approximately 7.3 million square feet.

BALANCE SHEET AND CAPITALIZATION

Liquidity

•As of June 30, 2024, the Company had total liquidity of $3.2 billion, including approximately $2.0 billion of available capacity under its Senior Unsecured Credit Facility (net of amounts reserved for standby letters of credit), $1.1 billion of cash and cash equivalents, and $106.9 million of cash held at qualified intermediaries.

Senior Unsecured Notes

•As previously announced, on May 16, 2024, the Company completed an underwritten public offering of €650 million aggregate principal amount of 4.25% Senior Notes due July 2032.

•As previously announced, on June 28, 2024, the Company completed an underwritten public offering of $400 million aggregate principal amount of 5.375% Senior Notes due June 2034.

•On April 1, 2024, the Company repaid $500 million of 4.6% Senior Unsecured Notes due April 2024.

•Subsequent to quarter end, the Company repaid €500 million of 2.25% Senior Unsecured Notes due July 2024.

* * * * *

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2024 second quarter and certain prior quarters, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on July 30, 2024, and made available on the Company’s website at ir.wpcarey.com/investor-relations.

* * * * *

Live Conference Call and Audio Webcast Scheduled for Wednesday, July 31, 2024 at 11:00 a.m. Eastern Time
Please dial in at least 10 minutes prior to the start time.

Date/Time: Wednesday, July 31, 2024 at 11:00 a.m. Eastern Time
Call-in Number: 1 (877) 465-1289 (U.S.) or +1 (201) 689-8762 (international)

Live Audio Webcast and Replay: www.wpcarey.com/earnings

* * * * *

W. P. Carey Inc. 6/30/2024 Earnings Release 8-K – 4

W. P. Carey Inc.

W. P. Carey ranks among the largest net lease REITs with a well-diversified portfolio of high-quality, operationally critical commercial real estate, which includes 1,291 net lease properties covering approximately 170 million square feet and a portfolio of 89 self-storage operating properties as of June 30, 2024. With offices in New York, London, Amsterdam and Dallas, the company remains focused on investing primarily in single-tenant, industrial, warehouse and retail properties located in the U.S. and Northern and Western Europe, under long-term net leases with built-in rent escalations.

www.wpcarey.com

* * * * *

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “will be,” “goals,” “believe,” “project,” “expect,” “anticipate,” “intend,” “estimate” “opportunities,” “possibility,” “strategy,” “maintain” or the negative version of these words and other comparable terms. These forward-looking statements include, but are not limited to, statements made by Mr. Jason Fox regarding expectations for future AFFO growth and deal volume. These statements are based on the current expectations of our management, and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable risks or uncertainties, like the risks related to fluctuating interest rates, the impact of inflation on our tenants and us, the effects of pandemics and global outbreaks of contagious diseases, and domestic or geopolitical crises, such as terrorism, military conflict, war or the perception that hostilities may be imminent, political instability or civil unrest, or other conflict, and those additional risk factors discussed in reports that we have filed with the SEC, could also have material adverse effects on our future results, performance or achievements. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Institutional Investors:
Peter Sands
1 (212) 492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
1 (212) 492-8920
ir@wpcarey.com

Press Contact:
Anna McGrath
1 (212) 492-1166
amcgrath@wpcarey.com

* * * * *
W. P. Carey Inc. 6/30/2024 Earnings Release 8-K – 5

W. P. CAREY INC.
Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	June 30, 2024	December 31, 2023
Assets
Investments in real estate:
Land, buildings and improvements — net lease and other	$12,341,979	$12,095,458
Land, buildings and improvements — operating properties	1,238,340	1,256,249
Net investments in finance leases and loans receivable	667,667	1,514,923
In-place lease intangible assets and other	2,256,793	2,308,853
Above-market rent intangible assets	676,666	706,773
Investments in real estate	17,181,445	17,882,256
Accumulated depreciation and amortization (a)	(3,096,516)	(3,005,479)
Assets held for sale, net	7,743	37,122
Net investments in real estate	14,092,672	14,913,899
Equity method investments	356,220	354,261
Cash and cash equivalents	1,085,967	633,860
Other assets, net	1,261,222	1,096,474
Goodwill	973,204	978,289
Total assets	$17,769,285	$17,976,783

Liabilities and Equity
Debt:
Senior unsecured notes, net	$6,519,887	$6,035,686
Unsecured term loans, net	1,100,356	1,125,564
Unsecured revolving credit facility	15,005	403,785
Non-recourse mortgages, net	467,200	579,147
Debt, net	8,102,448	8,144,182
Accounts payable, accrued expenses and other liabilities	548,397	615,750
Below-market rent and other intangible liabilities, net	128,710	136,872
Deferred income taxes	155,716	180,650
Dividends payable	194,515	192,332
Total liabilities	9,129,786	9,269,786

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 218,831,869 and 218,671,874 shares, respectively, issued and outstanding	219	219
Additional paid-in capital	11,782,157	11,784,461
Distributions in excess of accumulated earnings	(2,975,236)	(2,891,424)
Deferred compensation obligation	78,379	62,046
Accumulated other comprehensive loss	(252,640)	(254,867)
Total stockholders’ equity	8,632,879	8,700,435
Noncontrolling interests	6,620	6,562
Total equity	8,639,499	8,706,997
Total liabilities and equity	$17,769,285	$17,976,783
________
(a)Includes $1.7 billion and $1.6 billion of accumulated depreciation on buildings and improvements as of June 30, 2024 and December 31, 2023, respectively, and $1.4 billion of accumulated amortization on lease intangibles as of both June 30, 2024 and December 31, 2023.

W. P. Carey Inc. 6/30/2024 Earnings Release 8-K – 6

W. P. CAREY INC.
Quarterly Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Revenues
Real Estate:
Lease revenues	$324,104	$322,251	$369,124
Income from finance leases and loans receivable	14,961	25,793	27,311
Operating property revenues	38,715	36,643	50,676
Other lease-related income	9,149	2,155	5,040
	386,929	386,842	452,151
Investment Management:
Asset management revenue (a)	1,686	1,893	303
Other advisory income and reimbursements (b)	1,057	1,063	124
	2,743	2,956	427
	389,672	389,798	452,578
Operating Expenses
Depreciation and amortization	137,481	118,768	143,548
General and administrative	24,168	27,868	24,912
Operating property expenses	18,565	17,950	26,919
Impairment charges — real estate	15,752	—	—
Reimbursable tenant costs	14,004	12,973	20,523
Property expenses, excluding reimbursable tenant costs	13,931	12,173	5,371
Stock-based compensation expense	8,903	8,856	8,995
Merger and other expenses	206	4,452	1,419
	233,010	203,040	231,687
Other Income and Expenses
Interest expense	(65,307)	(68,651)	(75,488)
Gain on sale of real estate, net	39,363	15,445	1,808
Non-operating income (c)	9,215	15,505	4,509
Earnings from equity method investments	6,636	4,864	4,355
Other gains and (losses) (d)	2,504	13,839	(1,366)
	(7,589)	(18,998)	(66,182)
Income before income taxes	149,073	167,760	154,709
Provision for income taxes	(6,219)	(8,674)	(10,129)
Net Income	142,854	159,086	144,580
Net loss attributable to noncontrolling interests	41	137	40
Net Income Attributable to W. P. Carey	$142,895	$159,223	$144,620

Basic Earnings Per Share	$0.65	$0.72	$0.67
Diluted Earnings Per Share	$0.65	$0.72	$0.67
Weighted-Average Shares Outstanding
Basic	220,195,910	220,031,597	215,075,114
Diluted	220,214,118	220,129,870	215,184,485

Dividends Declared Per Share	$0.870	$0.865	$1.069
__________
(a)Amount for the three months ended June 30, 2024 is comprised of $1.6 million from NLOP and less than $0.1 million from CESH.
(b)Amount for the three months ended June 30, 2024 is comprised of (i) $1.0 million of administrative reimbursement for our management of NLOP and (ii) less than $0.1 million of reimbursable costs from CESH.
(c)Amount for the three months ended June 30, 2024 is comprised of interest income on deposits of $5.9 million and realized gains on foreign currency exchange derivatives of $3.3 million.
(d)Amount for the three months ended June 30, 2024 is primarily comprised of net gains on foreign currency exchange rate movements of $1.4 million and a release of a non-cash allowance for credit losses of $1.1 million.

W. P. Carey Inc. 6/30/2024 Earnings Release 8-K – 7

W. P. CAREY INC.
Year-to-Date Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2024	2023
Revenues
Real Estate:
Lease revenues	$646,355	$721,460
Income from finance leases and loans receivable	40,754	48,066
Operating property revenues	75,358	91,562
Other lease-related income	11,304	18,413
	773,771	879,501
Investment Management:
Asset management and other revenue	3,579	642
Other advisory income and reimbursements	2,120	225
	5,699	867
	779,470	880,368
Operating Expenses
Depreciation and amortization	256,249	299,957
General and administrative	52,036	51,461
Operating property expenses	36,515	48,168
Reimbursable tenant costs	26,977	42,499
Property expenses, excluding reimbursable tenant costs	26,104	18,143
Stock-based compensation expense	17,759	16,761
Impairment charges — real estate	15,752	—
Merger and other expenses	4,658	1,443
	436,050	478,432
Other Income and Expenses
Interest expense	(133,958)	(142,684)
Gain on sale of real estate, net	54,808	179,557
Non-operating income	24,720	9,135
Other gains and (losses)	16,343	6,734
Earnings from equity method investments	11,500	9,591
	(26,587)	62,333
Income before income taxes	316,833	464,269
Provision for income taxes	(14,893)	(25,248)
Net Income	301,940	439,021
Net loss (income) attributable to noncontrolling interests	178	(21)
Net Income Attributable to W. P. Carey	$302,118	$439,000

Basic Earnings Per Share	$1.37	$2.06
Diluted Earnings Per Share	$1.37	$2.05
Weighted-Average Shares Outstanding
Basic	220,113,753	213,522,150
Diluted	220,261,525	213,875,471

Dividends Declared Per Share	$1.735	$2.136
W. P. Carey Inc. 6/30/2024 Earnings Release 8-K – 8

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Net income attributable to W. P. Carey	$142,895	$159,223	$144,620
Adjustments:
Depreciation and amortization of real property	136,840	118,113	142,932
Gain on sale of real estate, net	(39,363)	(15,445)	(1,808)
Impairment charges	15,752	—	—
Proportionate share of adjustments to earnings from equity method investments (a)	3,015	2,949	2,883
Proportionate share of adjustments for noncontrolling interests (b)	(101)	(103)	(268)
Total adjustments	116,143	105,514	143,739
FFO (as defined by NAREIT) Attributable to W. P. Carey (c)	259,038	264,737	288,359
Adjustments:
Straight-line and other leasing and financing adjustments	(15,310)	(19,553)	(19,086)
Stock-based compensation	8,903	8,856	8,995
Above- and below-market rent intangible lease amortization, net	5,766	4,068	8,824
Amortization of deferred financing costs	4,555	4,588	5,904
Other (gains) and losses (d)	(2,504)	(13,839)	1,366
Tax benefit – deferred and other	(1,392)	(1,373)	(2,723)
Other amortization and non-cash items	580	579	527
Merger and other expenses (e)	206	4,452	1,419
Proportionate share of adjustments to earnings from equity method investments (a)	(2,646)	(519)	(255)
Proportionate share of adjustments for noncontrolling interests (b)	(97)	(104)	(24)
Total adjustments	(1,939)	(12,845)	4,947
AFFO Attributable to W. P. Carey (c)	$257,099	$251,892	$293,306

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (c)	$259,038	$264,737	$288,359
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (c)	$1.18	$1.20	$1.34
AFFO attributable to W. P. Carey (c)	$257,099	$251,892	$293,306
AFFO attributable to W. P. Carey per diluted share (c)	$1.17	$1.14	$1.36
Diluted weighted-average shares outstanding	220,214,118	220,129,870	215,184,485

W. P. Carey Inc. 6/30/2024 Earnings Release 8-K – 9

W. P. CAREY INC.
Year-to-Date Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2024	2023
Net income attributable to W. P. Carey	$302,118	$439,000
Adjustments:
Depreciation and amortization of real property	254,953	298,800
Gain on sale of real estate, net	(54,808)	(179,557)
Impairment charges	15,752	—
Proportionate share of adjustments to earnings from equity method investments (a)	5,964	5,489
Proportionate share of adjustments for noncontrolling interests (b)	(204)	(567)
Total adjustments	221,657	124,165
FFO (as defined by NAREIT) Attributable to W. P. Carey (c)	523,775	563,165
Adjustments:
Straight-line and other leasing and financing adjustments	(34,863)	(34,136)
Stock-based compensation	17,759	16,761
Other (gains) and losses	(16,343)	(6,734)
Above- and below-market rent intangible lease amortization, net	9,834	19,685
Amortization of deferred financing costs	9,143	10,844
Merger and other expenses	4,658	1,443
Tax (benefit) expense – deferred and other	(2,765)	1,643
Other amortization and non-cash items	1,159	999
Proportionate share of adjustments to earnings from equity method investments (a)	(3,165)	(1,181)
Proportionate share of adjustments for noncontrolling interests (b)	(201)	36
Total adjustments	(14,784)	9,360
AFFO Attributable to W. P. Carey (c)	$508,991	$572,525

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (c)	$523,775	$563,165
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (c)	$2.38	$2.63
AFFO attributable to W. P. Carey (c)	$508,991	$572,525
AFFO attributable to W. P. Carey per diluted share (c)	$2.31	$2.68
Diluted weighted-average shares outstanding	220,261,525	213,875,471
__________
(a)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(b)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(c)FFO and AFFO are non-GAAP measures. See below for a description of FFO and AFFO.
(d)Amount for the three months ended June 30, 2024 is primarily comprised of net gains on foreign currency exchange rate movements of $1.4 million and a release of a non-cash allowance for credit losses of $1.1 million.
(e)Amount for the three months ended March 31, 2024 is primarily comprised of the write-off of a value added tax receivable that was previously recorded in connection with an international investment.

W. P. Carey Inc. 6/30/2024 Earnings Release 8-K – 10

Non-GAAP Financial Disclosure

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from the sale of certain real estate, impairment charges on real estate or other assets incidental to the company’s main business, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO on the same basis.

We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and finance leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt, merger and acquisition expenses, and spin-off expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange rate movements (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 6/30/2024 Earnings Release 8-K – 11